UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report          May 8, 2003

Budgethotels Network, Inc
(Exact name of registrant as specified in its chapter)

Nevada	000-26909	91-1280046
(State of incorporation)	(Commission File Number)	(IRS Employer #)

1449 St Paul Street
Kelowna, BC
Canada, v1Y 2E5
(Principal Address)

250-868-1171
(Telephone Number)

ITEM 9

Hotel.com Agreement

By Agreement signed May 8, 2003, Budgethotels Network, Inc. (the “Company”) agreed to provide advertising space for Hotels.com for 90 days as an initial test marketing program beginning June 1, 2003 at the terminals or stations listed below as Schedule “A”.

Hotels.com agrees to provide a direct dedicated toll-free number by which customers may make hotel reservations using the phone provided by the Company at the individual advertising locations.

Hotels.com agrees to pay the Company a commission based upon hotels rooms reserved and used as a result of the Agreement.

(Schedule “A”)

New York Penn Station	Miami Bay Side (Greyhound)
New York Port Authority Incoming	Miami Amtrak
New York Port Authority Outgoing	Orlando Greyhound
Atlantic City Greyhound	Orlando Amtrak
Chicago Greyhound	Washington DC Greyhound
Dallas Greyhound	Los Angeles Greyhound (incoming)
Las Vegas Greyhound	Los Angeles Greyhound (outgoing)
Miami South Beach Greyhound	San Diego Greyhound

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 22, 2003	BUDGETHOTELS NETWORK, INC
(Registrant)

/s/ William J. Marshall

(Signature)
William J. Marshall; Chairman and CEO